Exhibit 99.1

                             Amendment No. 2 to the
           Albany International Corp. 2003 Restricted Stock Unit Plan

      In accordance with Section 11.8 which allows the Compensation Committee of the Company's Board of Directors to amend the Albany International Corp. 2003 Restricted Stock Unit Plan ("Plan") at any time, the Plan is hereby amended, effective September 1, 2006 to read as follows:

1.    The definition of "Share Price" shall be amended to read as follows:

      " "Share Price" shall mean, with respect to any Valuation Date or Vesting Date, the average Fair Market Value over a period of 20 consecutive Business Days ending on the fifth Business Day preceding such date; provided that, in the case of a Vesting Date or Valuation Date, if any portion of such period shall include one or more Business Days falling within the period of time after an announcement by the Company of quarterly financial results during which Company insiders are generally permitted to engage in transactions involving Company securities (an "Open Window Period"), then such 20-consecutive-Business-Day period shall instead end on the last Business Day immediately preceding such Open Window Period."

      IN WITNESS WHEREOF, the Committee having so approved, the Company has caused this Amendment to be duly executed on February 16, 2006, but effective as of September 1, 2006.

                                            ALBANY INTERNATIONAL CORP.

                                            By: /s/ Charles J. Silva, Jr.
                                                --------------------------------
                                            Its: Vice President- General Counsel

ATTEST:

/s/ Kathleen M. Tyrrell
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